      As filed with the Securities and Exchange Commission on July 9, 2001
                                                     Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------
                                 WHX CORPORATION

          Delaware                                             13-3768097
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

          110 East 59th Street                                    10022
          New York, New York                                    (Zip Code)
(Address of principal executive offices)

                             ----------------------

                     WHX Corporation 2001 Stock Option Plan
                1991 Incentive and Nonqualified Stock Option Plan
                               of WHX Corporation
                            (Full title of the plan)

                             ----------------------

                                  Ronald Labow
                              Chairman of the Board
                                 WHX Corporation
                              110 East 59Th Street
                            New York, New York 10022
                     (Name and address of agent for service)

                                  (212)355-5200
          (Telephone number, including area code, of agent for service)

                                 With a Copy To:
                              Steven Wolosky, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                    505 Park Avenue, New York, New York 10022
                                 (212) 753-7200

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================

                                                            Proposed              Proposed
            Title of                       Amount            Maximum               Maximum            Amount of
           Securities                       to be           offering              Aggregate         registration
        to be registered                registered(1)         price               Offering               fee
                                                            per share               Price
------------------------------------------------------------------------------------------------------------------

Common Stock par value, .01 per             250,000          $2.78(2)            $695,000(2)           $173.75(2)
share........................
------------------------------------------------------------------------------------------------------------------

Common Stock par value, $.01 per          1,500,000          $1.95(3)          $2,925,000(3)           $731.25(3)
share........................
==================================================================================================================

(1)         Pursuant to Rule 416(c) under the Securities Act of 1933, this
            Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. There are also registered hereby such indeterminate number of shares of common stock as may become issuable by reason of the operation of the anti-dilution provisions of the 1991 Incentive and Non-Qualified Stock Option Plan of WHX
            Corporation and the WHX Corporation 2001 Stock Option Plan.
(2)         Includes 20,000 shares with respect to which options were granted at an exercise price of $4.375 and 32,041 shares with respect to which options were granted at an exercise price of $6.875. An additional
            197,959 shares are to be offered at prices not presently determined under the 1991 Incentive and Non-qualified Stock Option Plan of WHX
            Corporation. Pursuant to Rule 457(h) under the Securities Act of
            1933, as amended (the Securities Act"), the offering price per share, solely for the purpose of determining the registration fee, is equal to the average of the high and low prices of WHX
            Corporation's common stock on the New York Stock Exchange as report on July 2, 2001 of $1.95 per share.
(3)         Computed in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee.
            1,500,000 shares are to be offered at prices not presently determined under the 2001 Stock Option Plan. Pursuant to Rule 457(h)
            under the Securities Act, the price per share, solely for the purpose of determining the registration fee, is equal to the average of the high and low prices of WHX Corporation's common stock on the
            New York Stock Exchange as reported on July 2, 2001 of $1.95 per share.

                                       2

                                EXPLANATORY NOTE

            WHX Corporation ("WHX" or the "Company") has prepared this
Registration Statement in accordance with the requirements of Form S-8 under the
Securities Act, to register 250,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") issuable pursuant to the 1991
Incentive and Nonqualified Stock Option Plan of WHX Corporation and 1,500,000
shares of Common Stock issuable pursuant to the WHX Corporation 2001 Stock
Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The Company will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1)
under the Securities Act. Pursuant to the instructions to Form S-8, the Company is not required to file these documents either as part of this Registration
Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                       3

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this Registration Statement and information that we file later with the SEC will automatically update and replace this information.
We incorporate by reference the following documents:

(a)         Our Annual Report on Form 10-K for the fiscal year ended December
            31, 2000, as amended;

(b)         Our Quarterly Report on Form 10-Q for the three months ended March
            31, 2001;

(c)         Our Current Reports on Form 8-K filed April 18, 2001 and May 30,
            2001; and

(d)         the description of the Common Stock contained in our Registration
            Statement on Form 8-B filed June 24, 1994.

            All reports and other documents subsequently filed by WHX
Corporation pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act
of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

            Marvin Olshan, a member of Olshan Grundman Frome Rosenzweig &
Wolosky LLP, is a director and Secretary of WHX Corporation and owns 47,000 shares of common stock of WHX Corporation and options to purchase 70,000 shares of Common Stock. Steven Wolosky, also a member of Olshan Grundman Frome
Rosenzweig & Wolosky LLP, is Assistant Secretary of WHX Corporation and holds options to purchase 23,500 shares of common stock.

                                      II-1

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

            WHX Corporation was incorporated in Delaware. As permitted by the
Delaware General Corporation Law ("GCL"), Article NINTH, Section A of the
Certificate of Incorporation of WHX Corporation provides as follows:

                        NINTH: A. A director of the Corporation shall not be
            personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or
            (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

            Article NINTH, Section B of the Certificate of Incorporation of WHX
Corporation provides as follows:

                        B. (1) Each person who was or is made a party or is
            threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or
            investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal
            representative is or was a director, officer or employee of the
            Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the
            Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person

                                      II-2

            only if such proceeding (or part thereof) was authorized by the
            Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only under delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

                        (2) If a claim under paragraph (1) of this Section B is
            not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action
            (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the Claimant has not met the standards of conduct which make it permissible under the GCL for the
            Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.
            Neither the failure of the Corporation (including its Board of
            Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation
            (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                        (3) The right to indemnification and the payment of
            expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                        (4) The Corporation may maintain insurance, at its
            expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                      II-3

                        (5) The Corporation may, to the extent authorized from
            time to time by the Board of Directors, grant rights to
            indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

            See Item 9(c) below for information regarding the position of the
Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act.

            Section 145 of the GCL provides as follows:

                        (a) A corporation shall have power to indemnify any
            person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO
            CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                        (b) A corporation shall have power to indemnify any
            person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of
            Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such

                                      II-4

            expenses which the Court of Chancery or such other court shall deem proper.

                        (c) To the extent that a present or former director or
            officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                        (d) Any indemnification under subsections (a) and (b) of
            this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

                        (e) Expenses (including attorneys' fees) incurred by an
            officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                        (f) The indemnification and advancement of expenses
            provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                        (g) A corporation shall have power to purchase and
            maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                        (h) For purposes of this section, references to "the
            corporation" shall include, in addition to the resulting
            corporation, any constituent corporation (including any

                                      II-5

            constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                        (i) For purposes of this section, references to "other
            enterprises" shall include employee benefit plans; references to
            "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                        (j) The indemnification and advancement of expenses
            provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                        (k) The Court of Chancery is hereby vested with
            exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses
            (including attorneys' fees).

            WHX Corporation maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses WHX Corporation for such loss for which WHX Corporation has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder. WHX Corporation also has agreements with its directors and officers providing for the indemnification thereof under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

                                      II-6

ITEM 8.  S

            *4.1   Amended and Restated 1991 Incentive and Nonqualified Stock
                   Option Plan of WHX Corporation.
            *4.2   WHX Corporation 2001 Stock Option Plan.
            *5.1   Opinion of Olshan Grundman Frome Rosenzweig & Wolosky as to
                   the legality of the stock covered by this registration
                   statement.
           *23.1   Consent of PricewaterhouseCoopers LLP, independent public
                   accountants.
            23.2   Consent of Olshan Grundman Frome Rosenzweig and Wolosky LLP
                   (included in exhibit 5.1)
            24.1   Powers of Attorney (included on signature page).

------------------
            * Filed herewith.

ITEM 9.  UNDERTAKINGS.

            A.          The undersigned registrant hereby undertakes:

                        (1)         To file, during any period in which offers
                                    or sales are being made, a post-effective
                                    amendment to this Registration Statement:

                                    (i)         To include any prospectus
                                                required by Section 10(a)(3) of
                                                the Securities Act of 1933;

                                    (ii)        To reflect in the prospectus any
                                                facts or events arising after
                                                the effective date of the
                                                Registration Statement (or the
                                                most recent post-effective
                                                amendment thereof) which,
                                                individually or in the
                                                aggregate, represent a
                                                fundamental change in the
                                                information set forth in the
                                                Registration Statement;

                                    (iii)       To include any material
                                                information with respect to the
                                                plan of distribution not
                                                previously disclosed in the
                                                Registration Statement or any
                                                material change to such
                                                information in the Registration
                                                Statement;

                                    PROVIDED, HOWEVER, that paragraphs (i) and
                                    (ii) above do not apply if the information
                                    required to be included in a post-effective
                                    amendment by those paragraphs is contained
                                    in periodic reports filed by the registrant
                                    pursuant to Section 13 or 15(d) of the
                                    Securities Exchange Act of 1934 that are
                                    incorporated by reference in the
                                    Registration Statement;

                        (2)         That, for the purposes of determining any
                                    liability under the Securities Act of 1933,
                                    each such post-effective amendment shall be
                                    deemed to be a new registration statement
                                    relating to the securities offered therein,
                                    and the

                                      II-7

                                    offering of such securities at that time
                                    shall be deemed to be the initial bona fide
                                    offering thereof; and

                        (3)         To remove from registration by means of a
                                    post-effective amendment any of the
                                    securities being registered that remain
                                    unsold at the termination of the offering.

            B.          The undersigned registrant hereby undertakes that, for
                        purposes of determining any liability under the
                        Securities Act of 1933, each filing of the registrant's
                        annual report pursuant to Section 13(a) or 15(d) of the
                        Securities Exchange Act of 1934 (and, where applicable,
                        each filing of an employee benefit plan's annual report
                        pursuant to Section 15(d) of the Securities Exchange Act
                        of 1934) that is incorporated by reference in this
                        Registration Statement shall be deemed to be a new
                        registration statement relating to the securities
                        offered therein, and the offering of such securities at
                        that time shall be deemed to be the initial bona fide
                        offering thereof.

            C.          Insofar as indemnification for liabilities arising under
                        the Securities Act of 1933 may be permitted to
                        directors, officers and controlling persons of the
                        registrant pursuant to the foregoing provisions, or
                        otherwise, the registrant has been advised that in the
                        opinion of the Securities and Exchange Commission such
                        indemnification is against public policy as expressed in
                        the Securities Act of 1933 and is, therefore,
                        unenforceable. In the event that a claim for
                        indemnification against such liabilities (other than the
                        payment by the registrant of expenses incurred or paid
                        by a director, officer or controlling person of the
                        registrant in the successful defense of any action, suit
                        or proceeding) is asserted by such director, officer or
                        controlling person in connection with the securities
                        being registered, the registrant will, unless in the
                        opinion of its counsel the matter has been settled by a
                        controlling precedent, submit to a court of appropriate
                        jurisdiction the question whether such indemnification
                        by it is against public policy as expressed in the
                        Securities Act of 1933 and will be governed by the final
                        adjudication of such issue.

                                      II-8

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of July,
2001.

WHX CORPORATION

By          /s/ Robert D. LeBlanc
            -------------------------------------------
            Robert D. LeBlanc, Executive Vice President
            of WHX Corporation and President and Chief
            Executive Officer of Handy & Harman

                                POWER OF ATTORNEY

            WHX Corporation and each of the undersigned do hereby appoint Ronald
LaBow and Marvin Olshan, and each of them severally, its or his true and lawful attorney to execute on behalf of WHX Corporation and the undersigned any and all amendments to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission; each of such attorneys shall have the power to act hereunder with or without the other.

            Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

By  /s/ Robert Hynes                                       July 9, 2001
    -----------------------------------------              -----------------------------------------
    Robert Hynes, Vice President - Finance                 Date
    (Principal Accounting Officer)

By  /s/ Ronald LaBow                                       July 9, 2001
    -----------------------------------------              -----------------------------------------
    Ronald LaBow, Chairman of the Board                    Date

By  /s/ Neil D. Arnold                                     July 9, 2001
    -----------------------------------------              -----------------------------------------
    Neil D. Arnold, Director                               Date

By  /s/ Paul W. Bucha                                      July 9, 2001
    -----------------------------------------              -----------------------------------------
    Paul W. Bucha, Director                                Date

By  /s/ Robert A. Davidow                                  July 9, 2001
    -----------------------------------------              -----------------------------------------
    Robert A. Davidow, Vice Chairman                       Date

By  /s/ William Goldsmith                                  July 9, 2001
    -----------------------------------------              -----------------------------------------
    William Goldsmith, Director                            Date

By  /s/ Marvin L. Olshan                                   July 9, 2001
    -----------------------------------------              -----------------------------------------
    Marvin L. Olshan, Director                             Date

                                      II-9

By  /s/ Robert D. LeBlanc                                  July 9, 2001
    -----------------------------------------              -----------------------------------------
    Robert D. LeBlanc, Director and                        Date
    Executive Vice President

By  /s/ Raymond S. Troubh                                  July 9, 2001
    -----------------------------------------              -----------------------------------------
    Raymond S. Troubh, Director                            Date

                                      II-10

                                  EXHIBIT INDEX

*4.1        Amended and Restated 1991 Incentive and Nonqualified Stock Option
            Plan of WHX Corporation.
*4.2        WHX Corporation 2001 Stock Option Plan.
*5.1        Opinion of Olshan Grundman Frome Rosenzweig & Wolosky as to the
            legality of the stock covered by this registration statement.
*23.1       Consent of PricewaterhouseCoopers LLP, independent public
            accountants.
23.3        Consent of Olshan Grundman Frome Rosenzweig and Wolosky LLP
            (included in exhibit 5.1)
24.1        Powers of Attorney (included on signature page).

------------------
*   Filed herewith.

                                     II-11